EXHIBIT 10.4

AMENDMENT NO. 1

SECURITIES PURCHASE AGREEMENT

This First Amendment to the Securities Purchase Agreement (this “Amendment”) is entered into on August 8, 2017 between Premier Biomedical, Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser” and collectively with all other purchasers in the same offering, the “Purchasers”). Each of the Purchasers and the Company may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are parties to that certain Securities Purchase Agreement with an Effective Date of March 30, 2017 (the “Agreement”), as modified by the Addendum to the Agreement entered into on May 24, 2017;

WHEREAS, the Parties desire to amend certain terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Section 2.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c) Third Closing. On the Third Closing Date, upon the terms and conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $150,000 of convertible notes, each convertible note substantially in the form of Exhibit E (“Convertible Note”) attached hereto, which closing shall occur on, or as soon as reasonably practicable following, and in any event within two (2) Trading days of, the date on which the Registration Statement registering all of the Registrable Securities is declared effective by the Commission (the “Third Closing”). Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Convertible Note, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Third Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Third Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.”

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2. Section 2.2(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) On or prior to each Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following, as applicable:

(i) as to the First Closing, this Agreement duly executed by the Company;

(ii) as to the First Closing, a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto, which opinion shall also opine that, for purposes of Rule 144, the holding period of the Dilution Shares issuable pursuant to Section 4.19 shall be deemed to have commenced on the First Closing Date and as to the Second and Third Closings, a bring-down letter reasonably satisfactory to the Purchasers;

(iii) as to the First Closing and Second Closing, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount, as to the applicable Closing, divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv) as to the First Closing and Second Closing, a Series A Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Shares issued on such applicable Closing, with an exercise price equal to $0.03, subject to adjustment therein;

(v) as to the First Closing and Second Closing, a Series B Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Shares issued on such applicable Closing, with an exercise price equal to $0.05, subject to adjustment therein;

(vi) as to each Closing, the Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(vii) as to the First Closing, the Lock-Up Agreements;

(viii) as to the First Closing, Registration Rights Agreement duly executed by the Company; and

(ix) as to the Third Closing a Convertible Note issued in the name of each Purchaser equal to the Purchaser’s Subscription Amount for the Third Closing.

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3. Section 4.18 of the Agreement is hereby deleted in its entirety and Section 4.18 is reserved. All references to Additional Shares and Section 4.18 are deleted and may be ignored.

4. The definition for “Additional Shares” is deleted from Section 1.1.

5. The definition for “Registrable Securities” in Section 1.1 is amended and restated as follows:

“Registrable Securities” means, as of any date of determination, (a) all Shares, except those Shares issued in the First Closing, (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants or Purchase Agreement (in each case, without giving effect to any limitations on exercise or issuance set forth in the Warrants or this Agreement), (d) shares of Common Stock issuable upon conversion of a Convertible Note, and (e) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Purchaser in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Purchasers (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, and all Warrants are exercised by “cashless exercise” as provided in Section 2(c) of each of the Warrants), as reasonably determined by the Company, upon the advice of counsel to the Company.

6. Other than as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to the Securities Purchase Agreement as of the date first above written.

PURCHASERS: THE SPECIAL EQUITIES GROUP, LLC

By:	/s/ Jon Schechter
Name:	Jon Schechter
Title:	Managing Member

RDW CAPITAL LLC

By:	/s/ John DeNobile
Name:	John DeNobile
Title:	Manager

DIAMOND ROCK, LLC

By:	/s/ Neil B. Rock
Name:	Neil B. Rock
Title:	Member

COMPANY: PREMIER BIOMEDICAL, INC.

By:	/s/ William A. Hartman
Name:	William A. Hartman
Title:	President

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